STARINVEST GROUP, INC.

FORM PRE 14C

(Information Statement - All Other (definitive)

Filed 09/26/11

Address	152East Park Ave
Long Beach, NY 11561
Telephone	516-889-8900
CIK	0000810270
Symbol	STIV
SIC Code	6159 - Miscellaneous business credit
Industry	Financial
Sector	Commercial Finance
Fiscal Year	12/31

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE PRE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

|X | Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

| | Definitive Information Statement

STARINVEST GROUP, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

|X| No fee required

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies: Common, Convertible Bonds, and Warrants

2. Aggregate number of securities to which transaction applies: 257,877,834

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4. Proposed maximum aggregate value of transaction: N/A

5. Total fee paid: N/A

|_| Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

STARINVEST GROUP, INC.

152East Park Ave

Long Beach, NY 11561

Telephone 516-889-8900

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT To the Stockholders of StarInvest Group, Inc.:

This Information Statement is furnished to the stockholders of StarInvest Group, Inc., a Nevada corporation (“STARINVEST GROUP”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our common stock authorizing the board of directors of STARINVEST GROUP, to effectuate the reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 25 for 1. On September 24th, 2011, STARINVEST GROUP obtained the approval of the Stock Split by written consent of stockholders that are the record owner of 101,000,000 shares of common stock which represent over 50% of the voting power as of September 24th, 2011. The Stock Split cannot be effectuated until 20 days after the mailing of this Information Statement and the filing of an amendment to the articles of incorporation with the Secretary of State of the State of Nevada.

STARINVEST GROUP IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY. Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on September 24th, 2011 (the “Record Date”) shall be given a copy of the Information Statement. The date on which this Information Statement will be sent to stockholders will be on or about September 30, 2011.

The accompanying information statement is for information purposes only. Please read it carefully. By Order of the Board of Directors

/s/ Ron Moschetta

Ron Moschetta

President

September 26, 2011

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This information statement is being furnished to all holders of the common stock of STARINVEST GROUP in connection with the proposed action by Written Consent to authorize the board of directors to carry out the reverse stock split of the common stock of the Corporation.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of STARINVEST GROUP, in connection with resolutions of the Board of Directors and the written consent of the holder in excess of 50% of the voting rights of the stockholders of STARINVEST GROUP. The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the stockholders of STARINVEST GROUP, provides public notice of the approval and authorization to effectuate the reverse stock split of the common stock of the Corporation.

The Board of Directors has unanimously approved the Stock Split and a person owning a majority of the outstanding voting securities of STARINVEST GROUP, has adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions. See the caption "Vote Required for Approval" below. Such action by our stockholders will be effective 20 calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of required amendment to the articles of incorporation with the Nevada Secretary of State's office.

The Quarterly Report on Form 10-Q for quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and the Annual Report on Form 10-K for the year ended December 31, 2009, and any reports on Form 8-K filed by STARINVEST GROUP during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s website at www.sec.gov in the Edgar Archives. STARINVEST GROUP, is presently current in the filing of all reports required to be filed by it. See the caption Additional Information below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT A 1 FOR 25 SHARE REVERSE STOCK SPLIT OF STARINVEST GROUP’S COMMON STOCK.

Purpose: STARINVEST GROUP’s, board has unanimously adopted a resolution seeking stockholder approval to authorize the Board to effectuate a reverse stock split. The Stock Split would reduce the number of outstanding shares of our common stock. The board has determined that it would be in the Corporation’s best interest to conduct a reverse split of its common stock on up to a 1 for 25 basis and has received the consent of the holder of a majority of the voting power of the Corporation’s securities to authorize the board to conduct such a reverse split.

In addition, the Stock Split are to accomplish the following:

a) increase the per share price of the common stock to help maintain the interest of the markets;

b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

c) provide the management of the Corporation with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Corporation.

For the above reasons, the board believes that the Stock Split is in the best interest of the Corporation and its stockholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

The board believes that the Stock Split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. The Stock Split would affect all common stockholders uniformly. This process, that is known as a reverse split, would take 25 shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock. The conversion rate of all securities convertible into common stock would be proportionately adjusted.

The board has indicated that fractional shares will not be issued. Instead, STARINVEST GROUP will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each stockholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that stockholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

For the above reasons, the board believes that the Stock Split is in the best interest of STARINVEST GROUP and its stockholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects: The Stock Split will be effected by filing an amendment to the Corporation’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective upon such filing and final approval of the board of directors of the Corporation. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Corporation and its stockholders.

STARINVEST GROUP is currently authorized to issue 900,000,000 shares of its common stock of which 201,620,200 shares are currently issued and outstanding. No shares of preferred stock are authorized at this time. A reverse split on a 1 for 25 basis would reduce the number of issued and outstanding shares of common stock to approximately 8,064,808 but will not reduce the number of authorized shares of common stock. The Stock Split will not have any effect on the stated par value of the common stock.

The effect of the Stock Split upon existing stockholders of the common stock will be that the total number of shares of STARINVEST GROUP’s common stock held by each stockholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by 25, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

If acted upon by the Corporation’s board of directors, the consent by the majority of the common stock stockholder reported herein, would result in each stockholder’s percentage ownership interest in the Corporation and proportional voting power will remain virtually unchanged on the date that the split is effectuated, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split. All shares, options, warrants or convertible securities that the Corporation has agreed to issue (or agrees to issue prior to the effective date of the Stock Split) also will be appropriately adjusted for the Stock Split.

The Stock Split may also result in some stockholders holding “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct a Stock Split, STARINVEST GROUP will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of stockholder value represented by the common stock being diluted. The proposed Stock Split creates a risk that current stockholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Corporation. The current book value of shares held by existing stockholders would not be maintained in the event additional shares are issued. The Stock Split will reduce the number of outstanding shares of common stock to approximately 8,064,808 however the authorized shares will remain at 900,000,000 and the issuance of the remaining the remaining 891,935,192 would have a material dilutive effect upon existing stockholders.

After the taking of any action to conduct the Stock Split there is not a requirement that stockholders obtain new or replacement share certificates. Each of the holders of record of shares of the Corporation’s common stock that is outstanding on the effective date of the Stock Split may contact the Corporation’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Stock Split.

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EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE CORPORATION OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED MOVE.

Unless and until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of Nevada common stock to the transfer agent and receives in return a new certificate representing shares of Nevada common stock, such stockholder's existing common stock shall be deemed equal to the number of shares of Nevada common shares to which such stockholder is entitled as a result of the move.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations there under, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE MOVE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Stock Split is intended to be a tax-free recapitalization to the Corporation and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Stock Split. The holding period for shares of common stock after the move will include the holding period of shares of common stock before the Stock Split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The aggregate adjusted basis of the shares of common stock after the move will be the same as the adjusted basis of the shares of common stock before the Stock Split.

STARINVEST GROUP believes that the foregoing addresses the material United States federal income tax consequences of the Stock Split to stockholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. The tax consequences to stockholders of the Stock Split may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, STARINVEST GROUP urges stockholders to consult their own tax advisors concerning the effect of the Stock Split upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to stockholders.

(4)

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL AUTHORIZING THE BOARD TO CONDUCT THE PROPOSED MERGER.

Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSED STOCK SPLIT OF THE COMMON STOCK ON A 1 FOR 25 BASIS?

A. The Board seeks approval of the Stock Split. It is the expectation of the Board that the Stock Split would stabilize the trading market , increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company. The Board believes that the Stock Split will enhance the Company’s flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of STARINVEST GROUP’s business through the acquisition of other businesses.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED STOCK SPLIT?

A. All members of the Board of Directors have approved the proposal to authorize the board to effectuate the Stock Split of the common stock as is in the best interest of STARINVEST GROUP and the best interest of the current stockholders of STARINVEST GROUP.

Q. WILL THE PROPOSED STOCK SPLIT RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed Stock Split is intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposals, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding a majority of the voting securities of STARINVEST GROUP.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. STARINVEST GROUP will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Ron Moschetta , President of StarInvest Group, Inc., 152East Park Ave Long Beach, NY 11561

(5)

§

VOTE REQUIRED FOR APPROVAL

The Board of Directors of STARINVEST GROUP have adopted, ratified and approved the proposal to authorize the Stock Split and stockholders of the Corporation holding a majority of the voting power on the Record Date have approved the proposed Stock Split to the stockholders for their approval.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed amendment of the Articles of Incorporation to effectuate a reverse stock split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on September 24th, 2011 as the record date for the determination of the common stockholders entitled to notice of the action by written consent.

As of September 24th, 2011, STARINVEST GROUP had issued and outstanding 201,620,200 shares of common stock. A Stockholder holding a controlling interest equaling not less than fifty percent (50%) of voting rights of the securities of STARINVEST GROUP, as of the record date have consented to the action required to carry the proposed Stock Split.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Corporation's common stock as of September 24th, 2011, with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of September 24th, 2011, there were 201,620,200 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Ron Moscetta	13,000,000	4.89%
	152East Park Ave LongBeach, NY 11561
	Telephone 516-889-8900

Common Stock	R & J Cole, INC	6,500,000	4.00%
	5102 Los Alamitos Ct. MIDLAND, TX 79705

Common Stock	Robert Cole	11,666,066	4.80%
	5102 Los Alamitos Ct. MIDLAND, TX 79705

Common Stock	Manu Kalia	25,000	1.00%
	70 Saint Mary’s Avenue. San Francisco, CA 94112

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law will apply to us. Section 78.438 of the Nevada law prohibits a company from merging with or selling more than 5% of our assets or stock to any stockholder who owns or owned more than 10% of any stock or any entity related to a 10% stockholder for three years after the date on which the stockholder acquired our shares, unless the transaction is approved by our Board of Directors. The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% stockholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% stockholder or any related entity. These provisions could delay, defer or prevent a change in control of the surviving Company.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: including our Form 10-K annual report for the year ended December 31, 2010 and quarterly reports on Form 10-Q for the past quarters ended May 31, 2010, June 30, 2010 and September 30, 2010, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 152 East Park Ave Long Beach NY 11561stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated:

September 26, 2011

By Order of the Board of Directors

/s/ Ron Moschetta

--------------------------------------

Ron Moschetta , President and Director

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APPENDICES

Exhibit A-Written Consent of the Majority Stockholder

Exhibit B- Articles of Amendment

Exhibit A

Board Resolution

August 2nd, 2011

STIV- Splitting 1 for 25.

"On August 1, 2011, pursuant to the bylaws of the corporation, and pursuant to Nevada Statutes NRS 78.315. , shareholders representing a majority of the outstanding shares of the voting stock entitled to vote at a meeting of shareholders, did vote in lieu of such a meeting, to consent to, and approve of the reverse stock split, as resolved by the Board of Directors in a Written Consent to Action Without Meeting of Starlnvest Group, Inc. dated August 2nd, 2011. The text of the Board's Resolution states:

RESOLVED, that the Company authorize and enact a 1 for 25 reverse split of its shares of Common Stock (the "reverse stock split"); and be it further

RESOLVED, that the record date and time of the reverse stock split be Tuesday

August 2nd, 2011 at 6:00 p.m. EST; and be it further

RESOLVED, that both the effective date and time, and payable date and time, of the reverse stock split be Monday, August 1, 2011 at 6: 00a.m. EST; and be it further

RESOLVED, that if, as a result of the reverse stock split, any shareholder holds a non-whole number of shares, that the shareholder be issued an additional fraction of a share sufficient to increase the number of shares held by the shareholder to the next whole number of shares; and be it further

RESOLVED, that the Company's secretary, Ron Moschetta, send a conformed copy of this resolution to the Company' s transfer agent_, ; and be it further

RESOLVED, that the reverse stock split will not in any way affect the stated par value or number of authorized shares or in any other way change, alter or otherwise amend the Company's Articles of Incorporation in the state of Nevada, and that therefore no amendment to the Articles of Incorporation is required; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized.

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Exhibit B

ROSS MILLER Secretary of State

204 North Carson Street Suite 1

Carson City, Nevada 89701-4520 (776) 684-6708

Website: www.nvsos.gov

CERTIFICATE OF AMENDMENT

(PURSUANT TO NRS 78.385 AND 78.390)

STARINVEST GROUP, INC.

Business Entity Information
Status:	Active	File Date:	9/26/1985
Type:	Domestic Corporation	Entity Number:	C6437-1985
Qualifying State:	NV	NV List of Officers Due:	9/30/2011
Managed By:		Expiration Date:
NV Business ID:	NV19851015998	NV19851015998 Business License Exp:	9/30/2011

Additional Information
Central Index Key: 0000810270

Registered Agent Information
Name:	VCORP SERVICES, LLC	Address 1:	1645 VILLAGE CENTER CIRCLE STE 170
Address 2:		City:	LAS VEGAS
State:	NV	Zip Code:	89134
Phone:		Fax:
Address 1:		Address 2:
Mailing City:		Mailing State:	NV
Mailing Zip Code:
Agent Type:	Commercial Registered Agent - Limited-Liability Corporation
Jurisdiction:	NEW YORK	Status:	Active

Financial Information

No Par Share Count:	0	Capital Amount:	$ 920,000.00
Par Share Count:	920,000,000.00	Par Share Value:	$ 0.001

Officers ☐Include Inactive Officers

Treasurer - ROBERT H COLE
Address 1:	5102 LOS ALAMITOS CT	Address 2:
City:	MIDLAND	State:	TX
Zip Code:	79705	Country:
Status:	Active	Email:

President - ROBERT H COLE
Address 1:	5102 LOS ALAMITOS CT	Address 2:
City:	MIDLAND	State:	TX
Zip Code:	79705	Country:
Status:	Active	Email:

Director - MANU KALIA
Address 1:	70 SAINT MARYS AVE.	Address 2:
City:	SAN FRANCISCO	State:	CA
Zip Code:	94112	Country:
Status:	Active	Email: